Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atossa Genetics, Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186248 and 333-192390) and Form S-8 (No. 333-185625 and 333-193952) of Atossa Genetics, Inc. of our report dated March 30, 2015, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Seattle, Washington

March 30, 2015